Exhibit 99.1
CRITEO REPORTS FIRST QUARTER 2026 RESULTS

Q1 Activated Media Spend Surpasses $1 Billion for the First Time
Deployed $31 Million to Repurchase Shares in Q1 2026

NEW YORK - May 6, 2026 - Criteo S.A. (NASDAQ: CRTO) ("Criteo" or the "Company"), the global commerce intelligence platform, today announced financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Financial Highlights:

The following table summarizes our consolidated financial results for the three months ended March 31, 2026:

	Three Months Ended
	March 31,
	2026	2025	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$425	$451	(6)%
Gross Profit	$223	$237	(6)%
Net Income	$9	$40	(79)%
Gross Profit margin	52%	52%	0 ppt
Diluted EPS	$0.15	$0.66	(77)%
Cash from operating activities	$48	$62	(23)%
Cash and cash equivalents	$320	$286	12%

Non-GAAP Results[1]
Contribution ex-TAC	$250	$264	(5)%
Adjusted EBITDA	$65	$92	(30)%
Adjusted diluted EPS	$0.73	$1.10	(34)%
Free Cash Flow (FCF)	$16	$45	(65)%
FCF / Adjusted EBITDA	25%	49%	(24) ppt

"We delivered a solid start to 2026 with disciplined execution and meaningful progress against our strategy,” said Michael Komasinski, Chief Executive Officer of Criteo. “While the near-term outlook reflects a more challenging environment, we are advancing our AI roadmap, strengthening our commercial organization, and scaling our AI-driven solutions across Performance Media and Retail Media. We remain confident in our path to reacceleration and the opportunity ahead.”

Operating Highlights

•Criteo became the first advertising technology partner integrating with OpenAI's advertising solution.
•We expanded our GO platform with full self-service access and agentic onboarding for small and mid-sized businesses (SMBs).
•Criteo's media spend2 was $4.4 billion in the last 12 months and $1.0 billion in Q1 2026, up 8% year-over-year at constant currency3.
•Retail Media Contribution ex-TAC was down (32)% year-over-year at constant currency3, as expected, reflecting the impact of previously communicated scope changes with two specific Retail Media clients. Excluding this impact, Contribution ex-TAC grew 24% in Q1 across the underlying client base.
•We expanded our DoorDash partnership in Canada and added Hyundai Department Store in APAC, further strengthening our Retail Media footprint.
•Performance Media Contribution ex-TAC was down (2)% year-over-year at constant currency3.
•We deployed $31 million of capital for share repurchases in the first three months of 2026.
•We received overwhelming shareholder support to redomicile from France to Luxembourg, with completion expected in the third quarter of 2026.

___________________________________________________
1 Contribution ex-TAC, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted diluted EPS and Free Cash Flow are not measures calculated in accordance with U.S. GAAP.
2 Media spend is defined as working media spend allocated to Retail Media campaigns and media spend activated on behalf of Performance Media clients.
3 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the U.S. dollar.

Financial Summary

Revenue for Q1 2026 was $425 million, gross profit was $223 million and Contribution ex-TAC was $250 million. Net income for Q1 2026 was $9 million, representing $0.15 per share on a diluted basis. Adjusted EBITDA for Q1 2026 was $65 million, resulting in an adjusted diluted EPS of $0.73. As reported, revenue for Q1 decreased (6)%, gross profit decreased (6)% and Contribution ex-TAC decreased (5)%. At constant currency, revenue for Q1 2026 decreased (9)% and Contribution ex-TAC decreased (9)%. Cash flow from operating activities was $48 million in Q1 2026 and Free Cash Flow was $16 million in Q1 2026. As of March 31, 2026, we had $371 million in cash and marketable securities on our balance sheet.
Sarah Glickman, Chief Financial Officer, said, “Our first quarter results reflect strong execution, while our outlook incorporates macro volatility, including geopolitical tensions in the Middle East and the lower marketing budgets for certain large Performance Media U.S. clients so far in the second quarter. We are taking a prudent approach, with a continued focus on execution and cost discipline.”

First Quarter 2026 Results

Revenue, Gross Profit and Contribution ex-TAC

Revenue decreased (6)% year-over-year in Q1 2026, or decreased (9)% at constant currency, to $425 million (Q1 2025: $451 million). Gross profit decreased (6)% year-over-year in Q1 2026 to $223 million (Q1 2025: $237 million). Gross profit as a percentage of revenue, or gross profit margin, was 52% (Q1 2025: 52%). Contribution ex-TAC in the first quarter decreased (5)% year-over-year, or decreased (9)% at constant currency, to $250 million (Q1 2025: $264 million).

•Retail Media revenue decreased (31)%, or (32)% at constant currency, and Retail Media Contribution ex-TAC decreased (31)%, or (32)% at constant currency, reflecting a $27 million headwind from previously communicated scope changes with two specific Retail Media clients, partially offset by strong growth across the broader retail partner base. Excluding this impact, Contribution ex-TAC grew 24% in Q1 across the underlying client base.
•Performance Media revenue decreased (2)%, or decreased (6)% at constant currency, and Performance Media Contribution ex-TAC increased 2%, or decreased (2)% at constant currency, reflecting mixed trends in Commerce Growth, continued momentum in our SSP, and improvement in AdTech services.

Net Income and Adjusted Net Income

Net income was $9 million in Q1 2026 (Q1 2025: net income: $40 million). Net income allocated to shareholders of Criteo was $8 million, or $0.15 per share on a diluted basis (Q1 2025: net income allocated to shareholders of $38 million, or $0.66 per share on a diluted basis).

Adjusted net income, a non-GAAP financial measure, was $37 million, or $0.73 per share on a diluted basis (Q1 2025: $63 million, or $1.10 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA was $65 million (Q1 2025: $92 million), reflecting lower Contribution ex-TAC due to the temporary impact of previously communicated scope changes with two specific Retail Media clients, along with planned growth investments in a seasonally low quarter. Adjusted EBITDA as a percentage of Contribution ex-TAC, or Adjusted EBITDA margin, was 26% (Q1 2025: 35%).

Operating expenses increased 12% year-over-year to $212 million (Q1 2025: $189 million), mostly driven by planned growth investments. Non-GAAP operating expenses increased 10% year-over-year to $165 million (Q1 2025: $151 million).

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities was $48 million in Q1 2026 (Q1 2025: $62 million).

Free Cash Flow was $16 million in Q1 2026 (Q1 2025: $45 million). On a trailing 12-month basis, Free Cash Flow was $181 million.

Cash and cash equivalents, and marketable securities, were $371 million, a $(17) million decrease compared to December 31, 2025, after spending $31 million on share repurchases in the three months ended March 31, 2026.

As of March 31, 2026, the Company had total financial liquidity of approximately $889 million, including $320 million of cash and cash equivalents, $51 million of marketable securities, $468 million available through its revolving credit facility, and $49 million of treasury shares reserved for M&A. Subsequent to March 31, 2026, the Company cancelled 1.9 million of M&A treasury shares in April, representing approximately $39 million.

2026 Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of May 6, 2026, including current macro-economic conditions, ongoing geopolitical tensions in the Middle East, and a prudent approach to guidance based on quarter-to-date trends.

Fiscal year 2026 guidance:
•We now expect Contribution ex-TAC to decrease low-single-digit at constant currency.
•We continue to expect an Adjusted EBITDA margin of approximately 32% to 34% of Contribution ex-TAC.

Second quarter 2026 guidance:
•We expect Contribution ex-TAC between $260 million and $264 million, or -11% to -9% year-over-year at constant-currency.
•We expect Adjusted EBITDA between $67 million and $71 million.

The Company’s second quarter 2026 guidance reflects the temporary impact of previously communicated scope changes with two specific Retail Media clients.

The above guidance for the fiscal year ending December 31, 2026 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.862, a U.S. dollar-Japanese Yen rate of 154, a U.S. dollar-British Pound rate of 0.750, a U.S. dollar-Korean Won rate of 1,500 and a U.S. dollar-Brazilian Real rate of 5.300.

The above guidance assumes that no acquisitions and dispositions are completed during the second quarter of 2026 or the fiscal year ended December 31, 2026.

Reconciliations of Contribution ex-TAC, Adjusted EBITDA and Adjusted EBITDA margin guidance to the closest corresponding U.S. GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Contribution ex-TAC, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Contribution ex-TAC is a profitability measure akin to gross profit. It is calculated by deducting traffic acquisition costs from revenue and reconciled to gross profit through the exclusion of other costs of revenue. Contribution ex-TAC is not a measure calculated in accordance with U.S. GAAP. We have included Contribution ex-TAC because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions. In particular, we believe that this measure can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Contribution ex-TAC provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity related compensation, which includes employee equity awards compensation and director fees for share purchases, pension service costs, certain acquisition costs, certain restructuring and related costs, integration and transformation costs, and other nonrecurring or noncash items impacting net income that we do not consider indicative of our ongoing business performance. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity related compensation, which includes employee equity awards compensation and director fees for share purchases, amortization of acquisition-related assets, certain restructuring and related costs, integration and transformation costs, certain acquisition costs, other nonrecurring or noncash items impacting net income that we do not consider indicative of our ongoing business performance, and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less net acquisition of intangible assets, property, and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate depreciation and amortization, equity related compensation, which includes employee equity awards compensation and director fees for share purchases, pension service costs, certain restructuring and related costs, integration and transformation costs, certain acquisition costs, and other nonrecurring or noncash items. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Contribution ex-TAC to gross profit, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Contribution ex-TAC, Contribution ex-TAC margin, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending December 31, 2026 and the year ending December 31, 2026, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, including our use and expected use of AI; uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory; investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions or strategic transactions, including the redomiciliation from France to Luxembourg (the “Conversion”), materialize as expected; uncertainty regarding our international operations and expansion, including related to changes in a specific country's or region's political or economic conditions or policies and related uncertainties (such as the imposition and enforceability of tariffs); the impact of competition or client in-housing; uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith; our ability to obtain and utilize certain data as a result of consumer concerns regarding data collection and sharing, as well as potential limitations in accessing data from third parties; failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth; client flexibility to increase or decrease spend; our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Contribution ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the advertising industry; changes in applicable laws or accounting practices; the Conversion not being completed; the impact or outcome of any legal proceedings or regulatory actions that may be instituted against us in connection with the Conversion; failure to list our shares on Nasdaq following the Conversion or maintain our listing thereafter; inability to take advantage of the potential strategic opportunities provided by, and realize the potential benefits of, the Conversion; the disruption of current plans and operations by the Conversion; the disruption to the Company's relationships, including with employees, landowners, suppliers, lenders, partners, governments and shareholders; the future financial performance of Criteo following the Conversion, including our anticipated growth rate and market opportunity; changes in shareholders' rights as a result of the Conversion; inability to terminate the deposit agreement and withdraw our ordinary shares from the depositary so as to terminate our ADS program in connection with the Conversion; difficulty in adapting to operating under the laws of Luxembourg; following the completion of the Conversion, a delay or failure in our ability to redomicile to the United States via the merger into a newly incorporated and wholly-owned U.S. subsidiary for any reason; costs or taxes related to the Conversion; and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026, and in subsequent Quarterly Reports on Form 10-Q, as well as future filings and reports by the Company. Importantly, at this time, macro-economic conditions including inflation and fluctuating interest rates in the U.S. have impacted and may continue to impact Criteo's business, financial condition, cash flow and results of operations. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this release.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, May 6, 2026, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company's website at https://criteo.investorroom.com/ and will subsequently be available for replay.

•United States:         +1 800 836 8184
•International:            +1 646 357 8785
•France                080-094-5120

Please ask to be joined into the "Criteo" call.

About Criteo

Criteo (NASDAQ: CRTO) is the global commerce intelligence platform that drives performance for brands, agencies, retailers, and publishers. Built on proprietary commerce data from more than $1 trillion in annual sales and two decades of AI innovation, Criteo helps companies across the ecosystem make smarter decisions and achieve better outcomes, while delivering more relevant experiences for shoppers. With thousands of clients and deep partnerships across global retail and digital commerce, Criteo provides the technology and insights businesses need to compete and grow. For more information, please visit www.criteo.com.

Contacts

Investor Relations & Corporate Communications
Melanie Dambre, m.dambre@criteo.com

Public Relations
Jessica Meyers, j.meyers@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$319,981	$342,038
Trade receivables, net of allowances of $ 23.2 million and $ 25.9 million at March 31, 2026 and December 31, 2025, respectively	448,275	582,102
Income taxes	12,985	14,233
Other taxes	61,100	57,050
Marketable securities - current portion	28,348	23,242
Prepaid expenses and other current assets	69,597	53,210
Total current assets	940,286	1,071,875
Property and equipment, net	155,502	139,330
Intangible assets, net	148,724	151,853
Goodwill	532,525	535,761
Right of use assets - operating leases	128,692	134,205
Marketable securities - noncurrent portion	22,996	23,500
Noncurrent financial assets	8,193	8,314
Deferred tax assets	88,355	90,689
Other noncurrent assets	46,777	45,680
Total noncurrent assets	1,131,764	1,129,332
Total assets	$2,072,050	$2,201,207

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$448,472	$566,046
Contingencies - current portion	11,390	9,229
Income taxes	21,943	27,528
Financial liabilities - current portion	10,626	11,360
Lease liability - operating - current portion	34,475	33,085
Other taxes	12,820	14,713
Employee - related payables	119,297	114,416
Other current liabilities	78,025	68,277
Total current liabilities	737,048	844,654
Deferred tax liabilities	5,179	5,285
Defined benefit plans	5,725	5,707
Lease liability - operating - noncurrent portion	99,221	105,277
Contingencies - noncurrent portion	23,039	22,729
Other noncurrent liabilities	32,403	31,826
Total noncurrent liabilities	165,567	170,824
Total liabilities	902,615	1,015,478

Shareholders' equity:
Common shares, €0.025 par value, 55,659,895 and 55,659,895 shares authorized and issued, and 50,098,139 and 51,151,866 outstanding at March 31, 2026 and December 31, 2025, respectively.	1,871	1,871
Treasury stock, 5,561,756 and 4,508,029 shares at cost as of March 31, 2026 and December 31, 2025, respectively.	(126,390)	(120,853)
Additional paid-in capital	698,717	706,321
Accumulated other comprehensive loss	(77,319)	(68,879)
Retained earnings	635,935	630,750
Equity attributable to the shareholders of Criteo S.A.	1,132,814	1,149,210
Noncontrolling interests	36,621	36,519
Total equity	1,169,435	1,185,729
Total equity and liabilities	$2,072,050	$2,201,207

CRITEO S.A.
Consolidated Statement of Operations
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended
	March 31,
	2026	2025

Revenue	$424,639	$451,434

Cost of revenue
Traffic acquisition cost	174,271	187,062
Other cost of revenue	27,626	27,396

Gross profit	222,742	236,976

Operating expenses:
Research and development expenses	69,683	60,749
Sales and operations expenses	97,501	88,889
General and administrative expenses	45,158	39,171
Total operating expenses	212,342	188,809
Income from operations	10,400	48,167
Financial and other income	1,873	2,302
Income before taxes	12,273	50,469
Provision for income taxes	3,693	10,458
Net income	$8,580	$40,011

Net income available to shareholders of Criteo S.A.	$7,817	$37,928
Net income available to noncontrolling interests	$763	$2,083

Weighted average shares outstanding used in computing per share amounts:
Basic	50,352,465	53,979,157
Diluted	50,965,933	57,195,898

Net income allocated to shareholders per share:
Basic	$0.16	$0.70
Diluted	$0.15	$0.66

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2026	2025
Cash flows from operating activities
Net income	$8,580	$40,011
Noncash and nonoperating items	40,266	42,630
- Amortization and provisions	28,569	23,583
- Equity awards compensation expense	13,347	15,409
- Gain (Loss) on disposal of and impairment of long-lived assets	(749)	547
- Change in uncertain tax positions	427	—
- Change in deferred taxes	2,007	6,888
- Change in income taxes	(3,692)	(4,288)
- Other	357	491
Changes in assets and liabilities:	(639)	(20,300)
- Trade receivables	131,986	163,943
- Trade payables	(112,841)	(174,331)
- Other assets	(24,515)	(8,460)
- Other liabilities	3,828	(145)
- Operating lease liabilities and right of use assets	903	(1,307)
Net cash provided by operating activities	48,207	62,341
Cash flows from investing activities
Acquisition of intangible assets, property and equipment	(32,848)	(17,091)
Disposal of intangibles assets, property and equipment	641	—
Purchases of investment securities	(17,319)	(11,449)
Maturities and sales of investment securities	11,613	11,002
Net cash used in investing activities	(37,913)	(17,538)
Cash flows from financing activities
Proceeds from exercise of stock options	—	1,845
Repurchase of treasury stocks	(30,969)	(56,168)
Change in other financing activities	(316)	(471)
Net cash used in financing activities	(31,285)	(54,794)
Effect of exchange rates changes on cash and cash equivalents	(1,066)	5,219
Net decrease in cash and cash equivalents and restricted cash	(22,057)	(4,772)
Net cash and cash equivalents and restricted cash at the beginning of the period	342,359	290,943
Net cash and cash equivalents and restricted cash at the end of the period	$320,302	$286,171

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated statement of financial position
Cash and cash equivalents	$319,981	$285,850
Restricted cash, included in other current assets	$321	$321
Total cash, cash equivalents, and restricted cash	$320,302	$286,171

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(4,951)	$(5,920)
Cash paid for interest	$(527)	$(244)
Noncash investing and financing activities
Intangible assets, property and equipment acquired through payables	$12,204	$1,621

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2026	2025

CASH FROM OPERATING ACTIVITIES	$48,207	$62,341
Acquisition of intangible assets, property and equipment	(32,848)	(17,091)
Disposal of intangible assets, property and equipment	641	—
FREE CASH FLOW (1)	$16,000	$45,250

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition and disposition of intangible assets, property and equipment.

CRITEO S.A.
Reconciliation of Contribution ex-TAC to Gross Profit
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2026	2025

Gross Profit	222,742	236,976

Other Cost of Revenue	27,626	27,396

Contribution ex-TAC (1)	$250,368	$264,372

(1) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.

CRITEO S.A.
Segment Information
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
Segment	2026	2025	YoY Change	YoY Change at Constant Currency (2)
Revenue
Retail Media	$41,271	$59,498	(31)%	(32)%
Performance Media	383,368	391,936	(2)%	(6)%
Total	424,639	451,434	(6)%	(9)%

Contribution ex-TAC
Retail Media	40,589	58,790	(31)%	(32)%
Performance Media	209,779	205,582	2%	(2)%
Total (1)	$250,368	$264,372	(5)%	(9)%

(1) Refer to the Non-GAAP Financial Measures section of this filing for the definition of the Non-GAAP metric.
(2) Constant currency measures exclude the impact of foreign currency fluctuations and are computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the US dollar.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2026	2025	YoY Change
Net income	$8,580	$40,011	(79)%
Adjustments:
Financial income	(1,873)	(1,948)	4%
Provision for income taxes	3,693	10,458	(65)%
Equity related compensation	13,822	15,880	(13)%
Pension service costs	198	183	8%
Depreciation and amortization expense	28,367	25,693	10%
Restructuring, integration and transformation costs	10,162	1,871	443%
Other noncash or nonrecurring events (2)	1,950	—	NM
Total net adjustments	56,319	52,137	8%
Adjusted EBITDA (1)	$64,899	$92,148	(30)%

(1) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.
(2) Includes costs related to nonrecurring litigation matters.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2026	2025	YoY Change
Research and Development expenses	$69,683	$60,749	15%
Equity related compensation	4,889	4,334	13%
Depreciation and Amortization expense	19,139	16,673	15%
Pension service costs	116	101	15%
Restructuring, integration and transformation costs	315	73	332%
Non-GAAP - Research and Development expenses	45,224	39,568	14%
Sales and Operations expenses	97,501	88,889	10%
Equity related compensation	2,952	5,421	(46)%
Depreciation and Amortization expense	1,417	3,339	(58)%
Pension service costs	21	24	(13)%
Restructuring, integration and transformation costs	4,539	66	NM
Non-GAAP - Sales and Operations expenses	88,572	80,039	11%
General and Administrative expenses	45,158	39,171	15%
Equity related compensation	5,981	6,125	(2)%
Depreciation and Amortization expense	380	333	14%
Pension service costs	61	58	5%
Restructuring, integration and transformation costs	5,308	1,732	206%
Other noncash or nonrecurring events (2)	1,950	—	NM
Non-GAAP - General and Administrative expenses	31,478	30,923	2%
Total Operating expenses	212,342	188,809	12%
Equity related compensation	13,822	15,880	(13)%
Depreciation and Amortization expense	20,936	20,345	3%
Pension service costs	198	183	8%
Restructuring, integration and transformation costs	10,162	1,871	443%
Other noncash or nonrecurring events (2)	1,950	—	NM
Total Non-GAAP Operating expenses (1)	$165,274	$150,530	10%

(1) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.
(2) Includes costs related to nonrecurring litigation matters.

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income (Loss)
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended
	March 31,
	2026	2025	YoY Change

Net income	$8,580	$40,011	(79)%
Adjustments:
Equity related compensation	13,822	15,880	(13)%
Amortization of acquisition-related intangible assets	6,635	8,998	(26)%
Restructuring, integration and transformation costs	10,162	1,871	443%
Other noncash or nonrecurring events (2)	1,950	—	NM
Tax impact of the above adjustments (3)	(4,021)	(3,930)	(2)%
Total net adjustments	28,548	22,819	25%
Adjusted net income (1)	$37,128	$62,830	(41)%

Weighted average shares outstanding
- Basic	50,352,465	53,979,157
- Diluted	50,965,933	57,195,898

Adjusted net income per share
- Basic	$0.74	$1.16	(36)%
- Diluted	$0.73	$1.10	(34)%

(1) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.
(2) Includes costs related to nonrecurring litigation matters.
(3) We consider the nature of the adjustment to determine its tax treatment in the various tax jurisdictions we operate in. The tax impact is calculated by applying the actual tax rate for the entity and period to which the adjustment relates.

CRITEO S.A.
Constant Currency Reconciliation(1)
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2026	2025	YoY Change

Gross Profit as reported	$222,742	$236,976	(6)%

Other cost of revenue as reported	27,626	27,396	1%

Contribution ex-TAC as reported(2)	250,368	264,372	(5)%
Conversion impact U.S. dollar/other currencies	(9,474)	—
Contribution ex-TAC at constant currency	240,894	264,372	(9)%

Traffic acquisition costs as reported	174,271	187,062	(7)%
Conversion impact U.S. dollar/other currencies	(5,692)	—
Traffic acquisition costs at constant currency	168,579	187,062	(10)%

Revenue as reported	424,639	451,434	(6)%
Conversion impact U.S. dollar/other currencies	(15,166)	—
Revenue at constant currency	$409,473	$451,434	(9)%

(1) Constant currency measures exclude the impact of foreign currency fluctuations and are computed by applying the prior year monthly exchange rates to transactions denominated in settlement or billing currencies other than the U.S. dollar.
(2) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.

CRITEO S.A.
Information on Share Count
(unaudited)

	Three Months Ended
	2026	2025
Shares outstanding as at January 1,	51,151,866	54,277,422
Weighted-average effect of changes in shares outstanding during the period	(799,401)	(298,265)
Basic number of shares - Basic EPS basis	50,352,465	53,979,157
Dilutive effect of share-based awards - Treasury method	613,468	3,216,741
Diluted number of shares - Diluted EPS basis	50,965,933	57,195,898

Shares issued as at March 31, before Treasury stocks	55,659,895	57,854,895
Treasury stocks as of March 31,	(5,561,756)	(4,285,178)
Shares outstanding as of March 31, after Treasury stocks	50,098,139	53,569,717

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024

Clients	(3)%	(2)%	16,528	16,786	16,977	17,142	17,084	17,269	17,162	17,744	17,767

Revenue	(6)%	(22)%	424,639	541,136	469,660	482,671	451,434	553,035	458,892	471,307	450,055
Americas	(18)%	(34)%	158,629	241,987	201,978	199,797	192,908	274,620	206,816	212,374	198,365
EMEA	6%	(14)%	175,330	202,901	174,335	185,955	164,861	183,372	161,745	168,496	162,842
APAC	(3)%	(6)%	90,680	96,248	93,347	96,919	93,665	95,043	90,331	90,437	88,848

Revenue	(6)%	(22)%	424,639	541,136	469,660	482,671	451,434	553,035	458,892	471,307	450,055
Retail Media	(31)%	(46)%	41,271	76,347	67,114	60,913	59,498	91,889	60,765	54,777	50,872
Performance Media	(2)%	(18)%	383,368	464,789	402,546	421,758	391,936	461,146	398,127	416,530	399,183

TAC	(7)%	(17)%	174,271	211,094	181,526	190,602	187,062	218,636	192,789	204,214	196,167
Retail Media	(4)%	(61)%	682	1,727	849	904	708	1,661	1,182	911	703
Performance Media	(7)%	(17)%	173,589	209,367	180,677	189,698	186,354	216,975	191,607	203,303	195,464

Contribution ex-TAC (1)	(5)%	(24)%	250,368	330,042	288,134	292,069	264,372	334,399	266,103	267,093	253,888
Retail Media	(31)%	(46)%	40,589	74,620	66,265	60,009	58,790	90,228	59,583	53,866	50,169
Performance Media	2%	(18)%	209,779	255,422	221,869	232,060	205,582	244,171	206,520	213,227	203,719

Cash flow from (used for) operating activities	(23)%	(70)%	48,207	160,688	89,600	(1,397)	62,341	169,454	57,503	17,187	14,017

Capital expenditures	88%	22%	32,207	26,495	22,258	34,882	17,091	23,394	18,899	21,119	13,224

Net cash position	12%	(6)%	320,302	342,359	255,335	206,024	286,171	290,943	283,990	291,698	341,862

Headcount	1%	(3)%	3,553	3,649	3,650	3,621	3,533	3,507	3,504	3,498	3,559

Days Sales Outstanding (days - end of month)	(8) days	3 days	60	57	64	65	68	62	65	64	66

(1) Refer to the "Non-GAAP Financial Measures" section for the definition of this Non-GAAP metric.